As filed with the Securities and Exchange Commission on November 27, 2013

Registration No. 333-192495

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Extended Stay America, Inc. (Exact name of registrant as specified in its charter)	ESH Hospitality, Inc. (Exact name of registrant as specified in its charter)

Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)

46-3140312	27-3559821
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

(980) 345-1600

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Extended Stay America, Inc. 2013 Long-Term Incentive Plan

ESH Hospitality, Inc. 2013 Long-Term Incentive Plan

Ross W. McCanless, Esq.

Chief Legal Officer

11525 N. Community House Road, Suite 100

Charlotte, North Carolina 28277

(980) 345-1600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

Extended Stay America, Inc. and ESH Hospitality, Inc. (together, the “Registrants”) hereby amend the Registration Statement on Form S-8 (Registration No. 333-192495) originally filed on November 22, 2013 (the “Original Registration Statement”) by filing this Post-Effective Amendment No. 1. The sole purpose of this Post-Effective Amendment No. 1 is to amend and restate Item 3 of Part II of the Original Registration Statement in its entirety in order to include a filing which was erroneously not included in the Original Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents, which have been filed with the SEC by the Registrants, are incorporated by reference in this Registration Statement:

(a)	The Registrants’ Form S-1 (File No. 333-190052, with respect to the Company, and File No. 333-190052-01, with respect to ESH REIT), first filed with the SEC under the Securities Act on July 22, 2013, as amended (the “S-1 Registration Statement”) and the Registrants’ related prospectus dated November 12, 2013.

(b)	The Registrants’ Current Report on Form 8-K filed with the SEC on November 18, 2013.

(c)	The description of the Company Common Stock and ESH REIT Class B Common Stock which are attached and trade together as Shares, and which are registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), contained in the Registration Statement on Form 8-A (File No. 001-36190, with respect to the Company, and File No. 001-36191, with respect to ESH REIT) filed by the Registrants with the SEC on November 12, 2013, which incorporates by reference the description of Shares contained in the S-1 Registration Statement under the heading “Description of Our Capital Stock” including any amendment or report filed for the purposes of updating such description.

(d)	In addition, all documents filed by the Registrants pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the effective date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 8. Exhibits

Exhibit Number	Description

24.1	Power of Attorney (incorporated by reference from the signature page of the Original Registration Statement).

24.2	Power of Attorney (incorporated by reference from the signature page of the Original Registration Statement).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Extended Stay America, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlotte, State of North Carolina, on the 27th day of November, 2013.

EXTENDED STAY AMERICA, INC.

By:	/S/ ROSS W. MCCANLESS
Ross W. McCanless
Chief Legal Officer and General Counsel

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer and Director (Principal Executive Officer)	November 27, 2013
James L. Donald

*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2013
Peter J. Crage

*	Director	November 27, 2013
Douglas G. Geoga

*	Director	November 27, 2013
William Kussell

*	Director	November 27, 2013
Richard F. Wallman

*	Director	November 27, 2013
A.J. Agarwal

*	Director	November 27, 2013
Michael Barr

*	Director	November 27, 2013
William D. Rahm

*By:	/S/ ROSS W. MCCANLESS
Ross W. McCanless
Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, ESH Hospitality, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charlotte, State of North Carolina, on the 27th day of November, 2013.

ESH HOSPITALITY, INC.

By:	/S/ ROSS W. MCCANLESS
Ross W. McCanless
Chief Legal Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Chief Executive Officer (Principal Executive Officer)	November 27, 2013
James L. Donald

*	Chief Financial Officer (Principal Financial and Accounting Officer)	November 27, 2013
Peter J. Crage

*	Director	November 27, 2013
Douglas G. Geoga

*	Director	November 27, 2013
Richard F. Wallman

*	Director	November 27, 2013
Chris Daniello

*	Director	November 27, 2013
Kevin Dinnie

*	Director	November 27, 2013
Ty Wallach

*By:	/S/ ROSS W. MCCANLESS
Ross W. McCanless
Attorney-in-Fact

INDEX TO EXHIBITS

Exhibit Number	Description

24.1	Power of Attorney (incorporated by reference from the signature page of the Original Registration Statement).

24.2	Power of Attorney (incorporated by reference from the signature page of the Original Registration Statement).